UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 2004


                               Foster Wheeler Ltd.
             (Exact name of registrant as specified in its charter)

                                    001-31305
                            (Commission File Number)

                Bermuda                                     22-3802649
      (State or other jurisdiction of                   (I.R.S. Employer
             incorporation)                             Identification No.)


            Perryville Corporate Park, Clinton, New Jersey 08809-4000
             (Address of principal executive offices, with zip code)

                                 (908) 730-4000
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__   Written  communications  pursuant to Rule 425 under the  Securities Act (17
CFR 230.425)

__   Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into or Amendment of Material Definitive Agreement

     On November 3, 2004, Foster Wheeler Ltd. (the "Company") entered into Indemnification Agreements substantially in the form attached hereto, with the Directors and Officers of the Company and Foster Wheeler Inc. listed below (the "Indemnitees"). The Indemnification Agreements were entered into in order to provide the Indemnitees with specific contractual assurance that they would continue to be indemnified to the fullest extent permitted by law, as currently required under the indemnity provisions of the Company's Bye-laws. The Indemnitees are: Diane C. Creel; Stephanie Hanbury-Brown; Roger L. Heffernan; David M. Sloan; Eugene D. Atkinson; Joseph J. Melone; Raymond J. Milchovich; James D. Woods; John T. La Duc; Brian K. Ferraioli; Thierry Desmaris; Lisa Fries Gardner; Victor A. Hebert; Rakesh K. Jindal; Peter D. Rose; Richard G. Lively; John J. Herguth, Jr.; Ramon U. Velez; Kevin C. Hagan; Ronald R. Thau; John A. Doyle, Jr.; Lisa Wood.


Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

99.1     Form of Indemnification Agreement, dated November 3, 2004.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FOSTER WHEELER LTD.



Date:  November 8, 2004            By:  /s/ LISA FRIES GARDNER
                                        Lisa Fries Gardner
                                        Vice President and Secretary